Exhibit 23.1

A Partnership Of Incorporated Professionals	Amisano Hanson

Chartered Accountants

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference, in the Form S-3 Registration Statement under the Securities Act of 1933 regarding the registration and resale of 4,200,050 shares of common stock by certain stockholders of Xcorporeal, Inc. (formerly Pacific Spirit Inc.) (the “Company”), of our report dated February 2, 2006, except as to Note 4 which is as of March 10, 2006, relating to the December 31, 2005 financial statements of the Company which appears in the Company’s Annual Report on Form 10-KSB for that year.
Our report contains additional comments that state that conditions and events exist that cast substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of the uncertainty.
“Amisano Hanson”
AMISANO HANSON
Chartered Accountants
Vancouver, BC, Canada
December 22, 2006

750 WEST PENDER STREET, SUITE 604	TELEPHONE:	604-689-0188
VANCOUVER CANADA	FACSIMILE:	604-689-9773
V6C 2T7	E-MAIL:	amishan@telus.net